Exhibit 99.1

PASSAGE BIO REPORTS FOURTH QUARTER AND FULL-YEAR 2023 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

●	Continued momentum in upliFT-D trial of PBFT02 for the treatment of patients with frontotemporal dementia (FTD) with granulin mutations (GRN) with clinical trial site expansion into Europe and seven global sites now activated
●	Pursuing new indications for PBFT02, including adult neurodegenerative diseases FTD-C9orf72, amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease
●	Ended 2023 with robust balance sheet sufficient to deliver meaningful clinical data; with cash runway into Q4 2025

PHILADELPHIA – March 4, 2024 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today reported financial results for the fourth quarter and year ended December 31, 2023 and provided recent business highlights.

"In 2023, we achieved a significant milestone by announcing encouraging data from three patients in Cohort 1 of our FTD-GRN program. This data showcased the ability of PBFT02 to raise CSF progranulin to supraphysiologic levels, even at the lowest dose, Dose 1, and positions PBFT02 as a potential best-in-class treatment for FTD-GRN. Our global upliFT-D study continues to see strong momentum, and we're excited to announce the activation of our first clinical trial site in Europe to further bolster recruitment efforts. We are on track to complete dosing for Cohort 1 patients in the first half of this year and share 6-month additional safety and biomarker data from Cohort 1 in the second half of 2024," said Will Chou, M.D., president and chief executive officer of Passage Bio. "Buoyed by this promising data and additional evidence supporting progranulin's role in neurodegeneration, we are optimistic about expanding the application of PBFT02 beyond FTD-GRN and into new indications with significant unmet needs, including FTD-C9orf72, ALS, and Alzheimer's disease. We eagerly anticipate a catalyst-rich 2024, supported by our robust balance sheet, bringing us closer to improving patient outcomes across neurodegenerative diseases."

Recent Highlights

●	Sustained momentum in global Phase 1/2 upliFT-D clinical trial evaluating PBFT02 for frontotemporal dementia (FTD) with granulin mutations (GRN), marked by the activation of two new trial sites and expansion into Europe: Initial data from the first three patients in Cohort 1 demonstrated elevated CSF progranulin levels to supraphysiologic levels at the lowest tested dose, Dose 1, up to six months post-treatment (n=1). Additionally, Dose 1 of PBFT02 continued to be generally well-tolerated in patients who received an enhanced steroid regimen for immunosuppression. In the first half of 2024, the company expects to complete dosing for Cohort 1 patients and report 6-month safety and biomarker data in the second half of 2024. Following the positive data, multiple GRN+ patients have been identified and are being evaluated for eligibility across seven clinical trial sites in Brazil, Canada, the United States and Europe.

●	Expansion of PBFT02 into additional adult neurodegenerative indications: In response to the promising initial data for PBFT02 in FTD-GRN and evidence supporting progranulin’s role in neurodegeneration, the company is currently evaluating the therapeutic potential of PBFT02 in additional indications, including FTD-C9orf72, ALS, and Alzheimer’s disease. The company is preparing for regulatory discussions and expects to obtain regulatory feedback on the clinical pathway to treating FTD-C9orf72 and ALS patients with PBFT02 in 2H 2024.

●	Robust balance sheet to support operations: The company’s decision to focus resources on the exploration of PBFT02 in additional indications, while simultaneously pursuing potential out-licensing opportunities for clinical-stage pediatric programs in GM1 gangliosidosis, Krabbe disease and metachromatic leukodystrophy, provides sufficient cash runway into Q4 2025 to execute through critical value-inflecting milestones.

●	Appointed Kathleen Borthwick as Chief Financial Officer, effective March 1, 2024: Ms. Borthwick previously served as the company’s Senior Vice President, Finance and Interim CFO and brings 25 years of pharmaceutical and biotech strategic financial leadership experience.

Anticipated Upcoming Milestones:

FTD-GRN

●	Initiate dosing for Cohort 2 FTD-GRN patients in 1H 2024
●	Report 6-month safety and biomarker data from Cohort 1 patients in 2H 2024
●	Announce 12-month follow-up data from Cohort 1 patients in 1H 2025
●	Report initial safety and biomarker data from Cohort 2 patients in 1H 2025

FTD-C9orf72 and ALS

●	Obtain regulatory feedback on the pathway to treating FTD-C9orf72 and ALS patients with PBFT02 in 2H 2024

Fourth Quarter and Full-Year 2023 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $114.3 million as of December 31, 2023, as compared to $189.6 million as of December 31, 2022. The company expects current cash, cash equivalents and marketable securities to fund operations into Q4 2025.
●	Research and Development (R&D) Expenses: R&D expenses were $12.1 million for the quarter ended December 31, 2023, and $61.4 million for the year ended December 31, 2023, compared to $17.7 million and $86.1 million for the same quarter and year ended in 2022, respectively.
●	General and Administrative (G&A) Expenses: G&A expenses were $6.3 million for the quarter ended December 31, 2023, and $41.6 million for the year ended December 31, 2023, compared to $10.6 million and $49.3 million for the same quarter and year ended in 2022, respectively.
●	Net Loss: Net loss was $16.8 million, or $0.30 per basic and diluted share, for the quarter ended December 31, 2023 and $102.1 million, or $1.86 per basic and diluted share, for the year ended December 31, 2023, compared to a net loss of $27.1 million, or $0.50 per basic and diluted share, for the quarter ended December 31, 2022 and $136.1 million, or $2.50 per basic and diluted share, for the year ended December 31, 2022.

About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: www.passagebio.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the progress of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; our expectations about potential out-licensing opportunities related to PBGM01, PBKR03 and PBML04; and the ability of our product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Passage Bio, Inc.

Balance Sheets

	December 31,
(in thousands, except share and per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$21,709	$34,601
Marketable securities	92,585	155,009
Prepaid expenses and other current assets	923	926
Prepaid research and development	2,742	6,508
Total current assets	117,959	197,044
Property and equipment, net	15,295	22,515
Right of use assets - operating leases	16,858	19,723
Other assets	433	4,267
Total assets	$150,545	$243,549
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,298	$4,065
Accrued expenses and other current liabilities	11,670	11,011
Operating lease liabilities	3,373	3,275
Total current liabilities	16,341	18,351
Operating lease liabilities – noncurrent	22,921	23,832
Total liabilities	39,262	42,183

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued and outstanding at both December 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value: 300,000,000 shares authorized; 54,944,130 shares issued and outstanding at December 31, 2023 and 54,614,690 shares issued and outstanding at December 31, 2022	5	5
Additional paid‑in capital	705,789	694,733
Accumulated other comprehensive income (loss)	(43)	(966)
Accumulated deficit	(594,468)	(492,406)
Total stockholders’ equity	111,283	201,366
Total liabilities and stockholders’ equity	$150,545	$243,549

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31,
(in thousands, except share and per share data)	2023	2022
Operating expenses:
Research and development	$61,419	$86,053
Acquired in‑process research and development	—	3,000
General and administrative	41,580	49,341
Impairment of long-lived assets	5,390	—
Loss from operations	(108,389)	(138,394)
Other income (expense), net	6,327	2,269
Net loss	$(102,062)	$(136,125)
Per share information:
Net loss per share of common stock, basic and diluted	$(1.86)	$(2.50)
Weighted average common shares outstanding, basic and diluted	54,743,490	54,429,023
Comprehensive loss:
Net loss	$(102,062)	$(136,125)
Unrealized gain (loss) on marketable securities	923	(553)
Comprehensive loss	$(101,139)	$(136,678)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com